PERFICIENT®
vision. execution. value.

Q3 2018 FINANCIAL RESULTS

November 1, 2018

S&P SmallCap 600

PRFT NASDAQ GLOBAL SELECT

Russell 2000® INDEX



SAFE HARBOR STATEMENT

The adjusted GAAP and GAAP earnings per share goals, as well as effective income tax rate and fully diluted shares for 2018, outlined in this presentation are estimates of future company performance and are forward-looking statements within the meaning of the securities laws. These forward-looking statements are subject to risk and uncertainties and are based on management's current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from management's current expectations and the forward-looking statements made in this presentation. These risks and uncertainties include, but are not limited to, the impact of the general economy and economic uncertainty on our business; potential changes to federal, state, local and foreign laws, regulations, and policies; client demand for our services and solutions; maintaining a balance of our supply of skills and resources with client demand; effectively competing in a highly competitive market; protecting our clients' and our data and information; risks from international operations including fluctuations in exchange rates; changes to immigration policies; obtaining favorable pricing to reflect services provided; adapting to changes in technologies and offerings; risk of loss of one or more significant software vendors; making appropriate estimates and assumptions in connection with preparing our consolidated financial statements; maintaining effective internal controls; changes to tax levels, audits, investigations, tax laws or their interpretation; legal liabilities including intellectual property protection and infringement or the disclosure of personally identifiable information; risks associated with managing growth organically and through acquisitions; risks associated with servicing our debt, the potential impact on the value of our common stock from the conditional conversion features of such debt and the associated convertible note hedge transactions; and risks detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the most recent Form 10-K and Form 10-Q.

RECONCILIATION OF ADJUSTED GAAP MEASURES

The following table provides a reconciliation of Perficient, Inc. GAAP EPS guidance to Adjusted EPS guidance:

	Q4 2018		Full Year 2018	
	Low end of adjusted goal	High end of adjusted goal	Low end of adjusted goal	High end of adjusted goal
GAAP EPS	$ 0.15	$ 0.18	$ 0.66	$ 0.69
Non-GAAP Adjustment (a):				
Non-GAAP Reconciling Items	0.33	0.33	1.14	1.14
Tax Effect of Above Reconciling Items	(0.09)	(0.09)	(0.28)	(0.28)
Adjusted EPS	$ 0.39	$ 0.42	$ 1.52	$ 1.55

(a) Non-GAAP adjustment represents the impact of amortization expense, stock compensation, acquisition costs, adjustments to fair value of contingent consideration, and amortization of debt discounts and issuance costs, net of the tax effect of these adjustments, divided by fully diluted shares. The Company currently expects its Q4 2018 and full year 2018 GAAP effective income tax rate to be approximately 21% and 24%, respectively. The Company's estimates of fully diluted shares for 2018, by quarter, are included in the following table. These estimates could be affected by share repurchases and shares issued in conjunction with future acquisitions.

	Q1 Actual	Q2 Actual	Q3 Actual	Q4	Full Year
Fully Diluted Shares for 2018 (in millions)	33.8	33.9	33.6	32.5	33.5

Note further discussion and reconciliation of Perficient, Inc. non-GAAP financial measures can be found in our earnings press release and Form 8-K furnished November 1, 2018.

OPERATING METRICS

(in thousands, except per share data)	THREE MONTHS ENDED SEPTEMBER 30,			NINE MONTHS ENDED SEPTEMBER 30,		
	2018	2017	% Change	2018	2017	% Change
Revenues	$ 123,933	$ 123,738	0%	$ 366,672	$ 351,783	4%
Services Revenues*	$ 122,879	$ 117,415	5%	$ 363,986	$ 329,192	11%
Cost of Services**	$ 79,183	$ 75,971	4%	$ 238,004	$ 214,858	11%
Services Revenues Net of Cost	$ 43,696	$ 41,444	5%	$ 125,982	$ 114,334	10%
% of Services Revenues	35.6%	35.3%		34.6%	34.7%	
EBITDA Excluding Stock Compensation	$ 19,539	$ 19,151	2%	$ 54,827	$ 50,133	9%
% of Services Revenues	15.9%	16.3%		15.1%	15.2%	
Income from Operations	$ 9,261	$ 10,957	-15%	$ 24,543	$ 24,041	2%
% of Services Revenues	7.5%	9.3%		6.7%	7.3%	
Net Income	$ 6,305	$ 7,027	-10%	$ 17,083	$ 12,146	41%
% of Services Revenues	5.1%	6.0%		4.7%	3.7%	
Adjusted Net Income	$ 13,650	$ 11,407	20%	$ 38,134	$ 29,304	30%
% of Services Revenues	11.1%	9.7%		10.5%	8.9%	
GAAP EPS	$ 0.19	$ 0.21	-10%	$ 0.50	$ 0.36	39%
Amortization	0.12	0.12		0.36	0.32	
Stock Compensation	0.12	0.11		0.36	0.32	
Acquisition Costs/Earnout Adjustments	0.03	(0.02)		0.09	0.01	
Amortization of Debt Issuance Costs and Discounts	0.01	-		0.01	-	
Write-off of Unamortized Credit Facility Fees	-	-		-	0.01	
Tax Effect of Above Reconciling Items	(0.06)	(0.08)		(0.19)	(0.23)	
Tax Effect of China Repatriation	-	-		-	0.07	
Adjusted EPS	$ 0.41	$ 0.34	21%	$ 1.13	$ 0.86	31%

*Services Revenues includes reimbursable expenses.
**Cost of Services excludes depreciation and amortization.

OPERATING METRICS

(in thousands)	Q3 2018	Q2 2018	% Change	Q3 2018	Q3 2017	% Change
Services Revenue (including reimbursable expenses)	$ 122,879	$ 120,912	2%	$ 122,879	$ 117,415	5%
Software and Hardware Revenue*	$ 1,054	$ 886	19%	$ 1,054	$ 6,323	-83%

Time & Materials ABR	Q3 2018	Q2 2018
North American Employees	$ 146	$ 146

Utilization	Q3 2018	Q2 2018
North American Employees (Organic)	80%	77%

Headcount	Q3 2018		Q2 2018	
	Average	Ending	Average	Ending
North American Billable Employees	1,804	1,793	1,787	1,766
Subcontractors	222	228	241	235
Offshore Billable Employees	662	655	677	670
Total Billable Headcount	**2,688**	**2,676**	**2,705**	**2,671**
SG&A Headcount	455	458	445	443
Total Headcount	**3,143**	**3,134**	**3,150**	**3,114**

*Software and Hardware Revenue is presented on a net basis upon adoption of ASU No. 2014-09, *Revenue from Contracts with Customers (ASC Topic 606)*, effective January 1, 2018.

SOLUTIONS DATA

Revenue by Solution (Top 10)	Q3 2018*	Q2 2018*	Q3 2017
Custom Applications	15%	15%	15%
Management Consulting	14%	16%	12%
Analytics	14%	12%	17%
Commerce	11%	10%	11%
Content Management	9%	8%	8%
Business Integration	7%	8%	7%
Portals/Collaboration	6%	6%	4%
Customer Relationship Management	5%	5%	5%
Business Process Management	3%	3%	4%
Platform	3%	3%	5%

*Q3 and Q2 2018 impacted by modified allocation and classification methodology for improved accuracy.

INDUSTRY DATA

Revenue by Industry (Top 10)	Q3 2018	Q2 2018	Q3 2017
Healthcare/Pharma/Life Sciences	30%	27%	28%
Financial Services/Banking/Insurance	14%	14%	16%
Retail and Consumer Goods	12%	11%	9%
Manufacturing	10%	10%	9%
Automotive and Transport Products	9%	9%	9%
Electronics and Computer Hardware	6%	8%	8%
Telecommunications	5%	6%	6%
Business Services	5%	5%	4%
Energy and Utilities	4%	4%	2%
Leisure, Media and Entertainment	3%	3%	2%

PLATFORM DATA

Revenue by Platform	Q3 2018	Q2 2018	Q3 2017
IBM	25%	25%	29%
Microsoft	14%	15%	19%
Adobe	8%	8%	6%
Oracle	7%	8%	11%
Salesforce	3%	2%	4%
Other Technologies	39%	37%	23%
Management Consulting*	4%	5%	8%

*Platform independent